UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


   DATE OF REPORT: May 17, 2007                  COMMISSION FILE NO. 0-22810
(Date of earliest event reported)


                        MACE SECURITY INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE                                              03-0311630
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


              1000 Crawford Place, Suite 400, Mt. Laurel, NJ 08054
                    (Address of Principal Executive Offices)

         Registrant's Telephone No., including area code: (856) 778-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
------------------------------------------------------------

On May 17, 2007, Mace Security International, Inc. ("MSI"), through two of its subsidiaries, Mace Car Wash, Inc. and Mace Car Wash-Arizona, Inc. (the "Subsidiaries"), sold twelve Phoenix, AZ area car washes constituting MSI's Arizona Car Wash Region to Twisted Cactus Enterprises, LLC (the "Purchaser"). Under the terms of the Asset Purchase Agreement, dated December 7, 2006 (the "Agreement"), the Purchaser paid a purchase price of $19,380,000 for the inventory and property and equipment of the twelve Phoenix, AZ area car washes. As a result of the sale, MSI's available cash increased by $9,013,000, consisting of $8,513,000 received at closing on May 17, 2007 and $500,000 received on April 6, 2007 through the release of an escrow deposit. Approximately $10,367,000 of the sale consideration was used to pay-off bank debt, including $1,188,000 of defeasance costs incurred as a result of the early retirement of the debt. In addition to paying the purchase price, the purchaser assumed responsibility for the remaining term of leases for three car wash locations as well as the liability for car wash deferred revenue related to pre sold services. MSI retained cash, accounts receivable and all other assets and remains responsible for all remaining liabilities. The Agreement is attached to MSI's Current Report on Form 8-K, filed on December 13, 2006, as Exhibit 10.1. There is no material relationship between the Purchaser and MSI and the Subsidiaries other than in respect of the Agreement.

Item 9.01. Financial Statements and Exhibits.
---------------------------------------------

     (b) Pro Forma Financial Information. Pro forma financial information will be filed by amendment to this Current Report as soon as practicable. The pro forma financial information is calculated based on the Company's financial information for its most recent completed fiscal year and quarterly period. As a result, the pro forma information cannot be finalized until the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the "10-K") and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 (the "10-Q") are completed. As previously disclosed, the Company has been delayed in filing the 10-K and the 10-Q because, during the process of completing its consolidated financial statement for the fiscal year ended December 31, 2006, the Company identified certain un-reconciled accounts and accounting errors made by the Company's accounting controller of its Florida based security division and is in the process of investigating the matter. The Company's auditors cannot complete the 2006 audit and review of the 10-Q and, therefore, the 10-K and 10-Q cannot be filed, until the Company concludes its investigation and completes its closing process. The Company has made, and will continue to make, every reasonable effort to complete its investigation as quickly as possible. In addition, the Company is working cooperatively with its auditors so that the auditors can complete the 2006 audit and their review of the 10-Q promptly after the Company completes its investigation.

     (d) Exhibits The following exhibit is being filed by incorporation:

10.1 Asset Purchase Agreement dated December 7, 2006, between Mace Security International, Inc., Mace Car Wash, Inc., Mace Car Wash-Arizona, Inc., and Twisted Cactus Enterprises, LLC. (Incorporated by reference to Exhibit 10.1 to MSI's Current Report on Form 8-K filed on December 13, 2006)

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: May 23, 2007                    Mace Security International, Inc.


                                       By: /s/ Gregory M. Krzemien
                                           -----------------------
                                           Gregory M. Krzemien
                                           Chief Financial Officer and Treasurer